EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Passur Aerospace, Inc. and Subsidiary

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No333-161791) of Passur Aerospace, Inc. and subsidiary of our report dated January 29, 2010, relating to the consolidated financial statements which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.


/s/ BDO Seidman, LLP
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Melville, New York
January 29, 2010